SUB-ITEM 77C

Submission of matters to a vote of security matters is incorporated by reference to Form Type N-30D filed by Registrant on March 8, 2002 (Accession Nos. 0000950136-02-000644, 0000912057-02-009227, 000091257-02-009208 and
0000912057-02-009209).